Exhibit 99.1

SOURCECORP® Appoints JANA Partners Designee Marc Weisman to Its Board of Directors

DALLAS, Texas (August 3, 2005) – SOURCECORP, Inc. (NASDAQ: SRCP) a leading provider of business process outsourcing solutions and specialized high value consulting services announced today that its Board of Directors has appointed Marc Weisman, a JANA Partners LLC (“JANA”) designee, to the Board effective yesterday. JANA currently holds approximately 13% of the Company’s outstanding shares.

In connection with Mr. Weisman’s appointment to the Board of Directors, SOURCECORP has entered into a confidentiality agreement with JANA.

Ed H. Bowman, Jr., President and Chief Executive Officer, and Thomas C. Walker, Chairman and Chief Development Officer, expressed the sentiments of the full Board in saying “We are very pleased to add Marc Weisman to our Board of Directors. We are confident that Marc will add value to our already strong Board and will work constructively with the Board on behalf of all shareholders.”

“We look forward to our designee working with the Board to deliver value for the Company’s shareholders,” said JANA Managing Partner Barry Rosenstein.

Mr. Weisman has served in the legal and investment communities for over 25 years. In 1996, he co-founded Sagaponack Partners and is a principal of the private equity investment firm. Previously, Mr. Weisman was a Director in the principal transactions group at Credit Suisse First Boston. Prior, Mr. Weisman was the CFO and head of investments at The Adco Group, a diversified real estate and financial services company for approximately seven years. Before that, he was CFO of Oppenheimer & Co., Inc. and a partner at Weil, Gotshal & Manges, a national law firm. Mr. Weisman currently serves on the Board of Directors of Ustman Industries, Majesco Entertainment, and Artesyn Technologies.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including commercial, financial, government, healthcare, and legal. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India.

SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index. The Company has been cited among the Top 100 Hot Growth Companies by BusinessWeek magazine (2001). SOURCECORP has also been recognized twice by Forbes magazine as one of the 200 Best Small Companies (1998, 1999), based on return equity, sales growth, and EPS growth, and by FORTUNE magazine as one of America’s 100 Fastest Growing Public Companies (1999). For more information about SOURCECORP’s solutions, including case-study examples, visit the SOURCECORP website at www.sourcecorp.com

Contact:	Barry Edwards, EVP & Chief Financial Officer: 214.740.6690

Chuck Gilbert, SVP, Secretary & General Counsel: 214.740.6598

The statements in this press release, which are not historical fact, are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.